Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, October 21, 2015 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended September 30, 2015. Net income was $4.2 million, up $80,000 or 1.9% from the third quarter of 2014 and earnings per common share on a fully diluted basis of $0.39 were up $0.01 or 2.6% from the same period in 2014. The Company also announced unaudited results for the nine months ended September 30, 2015. Net income was $12.4 million, up $1.2 million or 10.2% from the first nine months of 2014 and earnings per common share on a fully diluted basis of $1.16 were up $0.11 or 10.5% from the same period in 2014.
“This was the best quarter in the Company’s history,” Tony C. McKim, the Company’s President and Chief Executive Officer observed, “$13,000 above the net income record set in the first quarter of this year. More importantly, this is the third consecutive quarter with net income above $4.0 million. The combination of higher net interest income driven by asset growth and lower operating costs are the major factors in our strong performance in 2015. We also maintained the quarterly dividend at 22 cents per share in the third quarter after increasing it by one cent in the second quarter.
“Total assets are up $57.5 million year to date and $51.0 million from a year ago,” noted President McKim. “Total loans have increased $45.6 million or 5.0% year to date, and year over year, total loans are up $55.0 million or 6.1%. Loan demand continues to do well, with the majority of loan growth in commercial loans - typically some of our highest yielding assets. We also saw modest growth in all other loan categories. On the funding side of the balance sheet, low-cost deposits are up $95.1 million or 19.9% year to date and our funding mix remains strong, with wholesale funding at 27.8% as of September 30, 2015.

“Net interest income on a tax equivalent basis for the first nine months of 2015 was up $404,000 from the same period in 2014,” President McKim continued. “A $1.1 million increase in loan income and a $1.2 million decrease in funding cost more than offset the $1.9 million drop in investment income resulting from a smaller investment portfolio. At the same time, non-interest income for the first nine months of 2015 was $1.0 million or 12.1% above the first nine months of 2014, primarily due to securities gains and mortgage origination income, while non-interest expense was $393,000 or 1.8% below the same period in 2014 led by lower employee costs.
“Credit quality continues on the path of significant improvement that we have seen for the past several quarters” President McKim said. “Non-performing assets stood at 0.65% of total assets as of September 30, 2015 - the lowest level since the second quarter of 2008. This is well below the 1.10% we saw in non-performing assets a year ago, and down from 0.97% at year end. Past-due loans were 1.01% of total loans at September 30, 2015, a significant drop from 1.29% of total loans at the end of 2014.
“Our provision for loan losses was $1.1 million for the first nine months of 2015,” President McKim said, “a $250,000 increase from the $850,000 we provisioned in the first nine months of 2014. In the third quarter of 2015, however, we provisioned only $200,000 compared to $350,000 in the third quarter of 2014. The allowance for loan losses stood at 1.0% of total loans as of September 30, 2015, down from 1.13% at December 31, 2014 and from 1.28% a year ago. At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $775,000 for the first nine months of 2015 compared to $981,000 for the first nine months of 2014.”
“All of these positive factors can be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.11% for the first nine months of 2015 compared to 1.02% for the first nine months of 2014, and our return on average tangible common equity was 12.29% compared to 12.02% for the same periods, respectively. At

53.76% for the first nine months of 2015, the efficiency ratio dropped more than 2.50% from the same period in 2014 and remains well below the Bank’s UBPR peer group average which stood at 65.56% as of June 30, 2015.
“The First Bancorp’s price per share was $19.10 at September 30, 2015, up $1.01 from December 31, 2014 and with a total return with dividends reinvested of 8.07% for the first nine months of 2015,” Mr. Ward noted. “This was well ahead of the broad market, as measured by the S&P 500 with a total return of -5.29% for the period, and the Russell 2000, with a total return of -7.73%. We have also outperformed the banking industry in 2015, with total returns year to date of 4.32% for the KBW Regional Bank Index and 5.12% for the Nasdaq Bank Index.”
“The Board of Directors raised the dividend by one cent in the second quarter to 22 cents per share per quarter,” President McKim commented, "and we maintained the dividend at that level in the third quarter. We continue to pay out more than half of our earnings in dividends and based on the September 30, 2015 closing price of $19.10 per share, our annualized dividend yield was a very healthy 4.61%. We feel that our generous dividend continues to be one of the major reasons people invest in our stock, and periodically increasing our dividend is consistent with the overall performance we have seen over the past two years.
“We are extremely pleased with the strong operating results we have posted for the first nine months of 2015,” President McKim concluded. “After several years of little or no growth in the loan portfolio, we are now seeing good loan demand as the Maine economy improves. Our Bangor office has now been open for more than two years and is doing very well and is ahead of expectations. We have also been very successful on the liability side of the balance sheet, with excellent deposit growth in 2015. When all of these positives are combined, we have the strong operating results which enable us to reward our shareholders with higher cash dividends.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2015	December 31, 2014	September 30, 2014
Assets
Cash and due from banks	$19,169	$13,057	$17,167
Interest-bearing deposits in other banks	301	3,559	773
Securities available for sale	215,933	185,261	190,920
Securities to be held to maturity	245,322	275,919	281,740
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	200	—	383
Loans	963,151	917,564	908,115
Less allowance for loan losses	9,677	10,344	11,641
Net loans	953,474	907,220	896,474
Accrued interest receivable	5,189	4,748	5,141
Premises and equipment	21,704	22,619	22,721
Other real estate owned	1,916	3,785	4,557
Goodwill	29,805	29,805	29,805
Other assets	32,747	22,246	25,044
Total assets	$1,539,672	$1,482,131	$1,488,637
Liabilities
Demand deposits	$128,555	$113,133	$119,512
NOW deposits	246,155	199,977	213,694
Money market deposits	95,217	98,607	99,260
Savings deposits	199,131	165,601	159,080
Certificates of deposit	141,946	184,471	208,972
Certificates $100,000 to $250,000	204,707	221,892	210,042
Certificates $250,000 and over	42,654	41,138	44,762
Total deposits	1,058,365	1,024,819	1,055,322
Borrowed funds	297,369	279,916	258,636
Other liabilities	16,797	15,842	15,489
Total Liabilities	1,372,531	1,320,577	1,329,447
Shareholders' equity
Common stock	107	107	107
Additional paid-in capital	59,667	59,282	59,053
Retained earnings	105,273	99,816	98,643
Net unrealized gain on securities available-for-sale	2,318	2,522	1,227
Net unrealized loss on transferred securities	(99)	(48)	(28)
Net unrealized gain/(loss) on postretirement benefit costs	(125)	(125)	188
Total shareholders' equity	167,141	161,554	159,190
Total liabilities & shareholders' equity	$1,539,672	$1,482,131	$1,488,637
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,747,495	10,724,359	10,717,787
Book value per common share	$15.55	$15.06	$14.85
Tangible book value per common share	$12.75	$12.25	$12.03

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarters ended September 30,
In thousands of dollars, except per share data	2015	2014	2015	2014
Interest income
Interest and fees on loans	$27,247	$26,120	$9,235	$8,900
Interest on deposits with other banks	16	4	3	1
Interest and dividends on investments	10,509	12,108	3,595	3,968
Total interest income	37,772	38,232	12,833	12,869
Interest expense
Interest on deposits	3,995	5,406	1,236	1,777
Interest on borrowed funds	3,486	3,276	1,086	1,088
Total interest expense	7,481	8,682	2,322	2,865
Net interest income	30,291	29,550	10,511	10,004
Provision for loan losses	1,100	850	200	350
Net interest income after provision for loan losses	29,191	28,700	10,311	9,654
Non-interest income
Investment management and fiduciary income	1,706	1,619	548	517
Service charges on deposit accounts	1,801	1,899	564	598
Net securities gains	1,396	1,145	1	1,105
Mortgage origination and servicing income	1,093	610	388	256
Other operating income	3,471	3,173	1,474	1,180
Total non-interest income	9,467	8,446	2,975	3,656
Non-interest expense
Salaries and employee benefits	10,944	11,268	3,784	4,048
Occupancy expense	1,772	1,688	556	517
Furniture and equipment expense	2,324	2,124	772	752
FDIC insurance premiums	667	764	221	245
Amortization of identified intangibles	47	245	11	82
Other operating expense	6,198	6,256	2,363	2,158
Total non-interest expense	21,952	22,345	7,707	7,802
Income before income taxes	16,706	14,801	5,579	5,508
Applicable income taxes	4,269	3,518	1,391	1,400
Net Income	$12,437	$11,283	$4,188	$4,108
Basic earnings per share	$1.17	$1.06	$0.39	$0.39
Diluted earnings per share	$1.16	$1.05	$0.39	$0.38

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarters ended September 30,
Dollars in thousands, except for per share amounts	2015	2014	2015	2014

Summary of Operations
Interest Income	$37,772	$38,232	$12,833	$12,869
Interest Expense	7,481	8,682	2,322	2,865
Net Interest Income	30,291	29,550	10,511	10,004
Provision for Loan Losses	1,100	850	200	350
Non-Interest Income	9,467	8,446	2,975	3,656
Non-Interest Expense	21,952	22,345	7,707	7,802
Net Income	12,437	11,283	4,188	4,108
Per Common Share Data
Basic Earnings per Share	$1.17	$1.06	$0.39	$0.39
Diluted Earnings per Share	1.16	1.05	0.39	0.38
Cash Dividends Declared	0.650	0.620	0.220	0.210
Book Value per Common Share	15.55	14.85	15.55	14.85
Tangible Book Value per Common Share	12.75	12.03	12.75	12.03
Market Value	19.10	16.67	19.10	16.67
Financial Ratios
Return on Average Equity (a)	10.05%	9.68%	9.97%	10.20%
Return on Average Tangible Common Equity (a)	12.29%	12.02%	12.18%	12.60%
Return on Average Assets (a)	1.11%	1.02%	1.09%	1.09%
Average Equity to Average Assets	11.05%	10.52%	10.88%	10.70%
Average Tangible Equity to Average Assets	9.03%	8.47%	8.92%	8.66%
Net Interest Margin Tax-Equivalent (a)	3.09%	3.10%	3.11%	3.07%
Dividend Payout Ratio	55.56%	58.49%	56.41%	53.85%
Allowance for Loan Losses/Total Loans	1.00%	1.28%	1.00%	1.28%
Non-Performing Loans to Total Loans	0.83%	1.30%	0.83%	1.30%
Non-Performing Assets to Total Assets	0.65%	1.10%	0.65%	1.10%
Efficiency Ratio	53.76%	56.35%	53.88%	58.03%
At Period End
Total Assets	$1,539,672	$1,488,637	$1,539,672	$1,488,637
Total Loans	963,151	908,115	963,151	908,115
Total Investment Securities	475,167	486,572	475,167	486,572
Total Deposits	1,058,365	1,055,322	1,058,365	1,055,322
Total Shareholders' Equity	167,141	159,190	167,141	159,190
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2015 and 2014.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net interest income as presented	$30,291	$29,550	$10,511	$10,004
Effect of tax-exempt income	2,332	2,668	775	844
Net interest income, tax equivalent	$32,623	$32,218	$11,286	$10,848
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Non-interest expense, as presented	$21,952	$22,345	$7,707	$7,802
Net interest income, as presented	30,291	29,550	10,511	10,004
Effect of tax-exempt income	2,332	2,668	775	844
Non-interest income, as presented	9,467	8,446	2,975	3,656
Effect of non-interest tax-exempt income	136	136	45	45
Net securities gains	(1,396)	(1,145)	(1)	(1,105)
Adjusted net interest income plus non-interest income	$40,830	$39,655	$14,305	$13,444
Non-GAAP efficiency ratio	53.76%	56.35%	53.88%	58.03%
GAAP efficiency ratio	55.21%	58.81%	57.15%	57.12%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Average shareholders' equity as presented	$165,421	$155,917	$166,572	$159,717
Less preferred stock	—	—	—	—
Less intangible assets	(30,137)	(30,379)	(30,125)	(30,379)
Tangible average shareholders' equity	$135,284	$125,538	$136,447	$129,338

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.